                                                                    Exhibit 25.G

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            _________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   ___________________________________________
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                   ___________________________________________

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)


NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
               ___________________________________________________

                           FORD MOTOR CREDIT COMPANY

               (Exact name of obligor as specified in its charter)


DELAWARE                                                              38-1612444

(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

ONE AMERICAN ROAD
DEARBORN,  MI                                                              48126
 (Address of principal executive offices)                             (Zip Code)


    _________________________________________________________________________

    GUARANTEE OF TRUST PREFERRED SECURITIES OF FORD CREDIT CAPITAL TRUST III
                       (Title of the indenture securities)
    ________________________________________________________________________

                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation, was renamed JPMorgan Chase Bank.

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8. Not applicable.

           9. Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 2nd day of May, 2002.

                                  JPMORGAN CHASE BANK

                                    By  /s/ Michael A. Smith
                                       ------------------------------------
                                        /s/  Michael A. Smith
                                             Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business December 31, 2001,
       in accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act.


                                                                  DOLLAR AMOUNTS
                     ASSETS                                          IN MILLIONS


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..........................................    $ 21,396
     Interest-bearing balances ..................................      12,495
Securities:
Held to maturity securities .....................................         442
Available for sale securities ...................................      52,916
Federal funds sold and securities purchased under
     agreements to resell .......................................      75,076
Loans and lease financing receivables:
     Loans and leases held for sale .............................       4,515
     Loans and leases, net of unearned income ...................    $173,654
     Less: Allowance for loan and lease losses ..................       3,275
     Loans and leases, net of unearned income and
     allowance ..................................................     170,379
Trading Assets...................................................     140,469
Premises and fixed assets (including capitalized leases) ........       5,502
Other real estate owned..........................................          41
Investments in unconsolidated subsidiaries and associated
companies .......................................................         360
Customers' liability to this bank on acceptances
     outstanding ................................................         270
Intangible assets
        Goodwill ................................................       1,739
        Other Intangible assets .................................       4,762
Other assets ....................................................      47,464
TOTAL ASSETS ....................................................    $537,826
                                                                     =========

                                   LIABILITIES
Deposits
     In domestic offices ..........................................  $ 160,102
     Noninterest-bearing ..........................................  $  70,338
     Interest-bearing .............................................     89,764
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .......................................    120,371
        Noninterest-bearing .......................................  $   7,610
     Interest-bearing .............................................    112,761

Federal funds purchased and securities sold under
agreements to repurchase ..........................................     79,946
Trading liabilities ...............................................     92,208
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ....................     11,399
Bank's liability on acceptances executed and outstanding ..........        293
Subordinated notes and debentures .................................      9,467
Other liabilities .................................................     30,651
TOTAL LIABILITIES .................................................    504,437
Minority Interest in consolidated subsidiaries ....................        116

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .....................          0
Common stock ......................................................      1,476
Surplus  (exclude all surplus related to preferred stock) .........     16,020
Retained earnings .................................................     16,149
Accumulated other comprehensive income ............................       (372)
Other equity capital components ...................................          0
TOTAL EQUITY CAPITAL ..............................................     33,273
                                                                     ---------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ..........  $ 537,826
                                                                     =========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON,  JR. )
                                    HELENE L. KAPLAN          ) DIRECTORS
                                    H.W. BECHERER             )